UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 9, 2010

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2906 Alex McKay Place, Sarasota, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

3334 E. Coast Hwy #424, Corona Del Mar, CA 92625
Former name and address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquistion or Disposition of Assets.

On February 9, 2010, the Company sold all the stock of its wholly own subsidiary ICC Italy Srl to Mr. Sajid Mahmood, a citizen of Great Britain and resident of Bologna, Italy.

The sale price was one euro.

At the time of the sale, ICC Italy, Srl had no cash and not been active since August, 2009 when the Company discontinued its wholesale telecommunications activity.  The principal assets of ICC Italy, Srl consisted of a small amount of office furniture.  The liabilities of the company exceeded its assets.

As a result of the sale, the Company has no further responsibility for the liabilities of ICC Italy, Srl.

Item 9.01.  Exhibits.

10.1	Sale of ICC Italy, Srl to Mr. Sajid Mahmood dated February 9, 2010 (translation).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: March 10, 2010